UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):  April 20, 2009

SPARKING EVENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148005	20-8009362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street Carson City, NV	89703-4934
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(775) 321-1013

(Former name or former address, if changed since last report)

Copies of communications should be sent to:

Perter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, NY 10019
Telephone: (212) 216-8085
Facsimile: (212) 216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This current report on Form 8-K (this Report) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act) and Section 21E of the Securities Exchange Act of 1934 (Exchange Act). The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on current views with respect to future events and financial performance. Actual results may differ materially from those projected in the forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things those:

•	associated with the relative success of sales, marketing and product development;

•	competition, including price competition; and

•	general economic and business conditions.

ITEM 2.01

1.  CHANGES IN CONTROL OF REGISTRANT

The disclosures set forth under Item 2 are incorporated by reference into this Item 1.

2.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition Of APlus International, Ltd.

On April 20, 2009, Sparking Events, Inc. (the “Company” or the “Registrant”) acquired APlus International, Ltd. a privately owned Nevada limited liability company (“APlus”), pursuant to an Agreement and Plan of Share Exchange (the “Exchange”).  APlus was organized under the laws of the State of Nevada on April 12, 2005.  APlus is a holding company whose principal operating companies design, manufacture, market and sell advanced lighting solutions, including light emitting diode (LED) lighting and other energy-saving lighting in Taiwan.  Upon consummation of the Exchange, the Registrant adopted the business plan of APlus.

Pursuant to the terms of the Exchange, Sparking Events, Inc. acquired APlus International, Ltd. in exchange for an aggregate of 5,333,334 newly issued shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), resulting in an aggregate of 5,793,334 shares of Common Stock issued and outstanding. As a result of the Exchange, APlus International, Ltd. became a wholly-owned subsidiary of Sparking Events, Inc.  Sparking Events, Inc. shares were issued to the APlus International, Ltd.  In addition, our principal stockholder, Adam Borges Dos Santos agreed to retire his 9,000,000 shares of Common Stock.  The Registrant also issued 116,667 shares of Common Stock and warrants to purchase additional 83,334 shares of common stock at an exercise price of $1.00 per share and expiring in 2 years, for services rendered to Dragonfly Capital Partners, LLC (“Dragonfly”) in connection with the Exchange, resulting in an aggregate of 5,905,001 shares of Common Stock issued and outstanding.

Also on April 20, 2009, following the Exchange, the Board of Directors of the Registrant approved an amendment to the Registrant’s Articles of Incorporation increasing the number of authorized shares of common stock from 75,000,000 to 225,000,000 and concurrently affecting a three for one (3:1) forward-split of the Registrant’s issued and outstanding shares of Common Stock.  Further, on April 22, 2009 a majority of shareholders of Sparking Events, Inc. approved an amendment to the Registrant’s articles of incorporation to change the name of the Registrant to Xodtec Group USA, Inc. and the creation of 10,000,000 shares of blank check pefreed stock.  Upon the filing of a Definitive Information Statement and effectiveness of the name change, the Company intends to apply to the National Association of Security Dealers to change its stock symbol on the Over the Counter Bulletin Board.

At the effective time of the Exchange, our board of directors was reconstituted by the resignation of Mr. Adam Borges Dos Santos from his role as sole principal officer and director, and the appointment of Yao-Ting (Curtis) Su, Chao-Wu (Mike) Chou and Hui-Yu (Rachel) Che as directors. Our executive management team also was reconstituted following the resignation of  Mr. Dos Santos as APlus’ president, and new officers were appointed in place of our former officers. See “Directors and Executive Officers, Promoters and Control Persons.”

On April 22, 2009 the Registrant entered into a Financial Advisory Agreement with Unise Investment Corp. to provide financial consulting services in consideration for 116,667 shares of Common Stock.  Further, on April 23, 2009, the Registrant sold warrants exercisable into 200,000 post-split shares of Common Stock at the exercise price of $0.65 per share and expiring in 6 months, warrants exercisable into 500,000 shares of Common Stock at the exercise price of $1.00 per share and expiring in 2 years and warrants exercisable into post-split 800,000 shares of Common Stock at the exercise price of $1.50 per share and expiring in 2 years. We further agreed to register the shares of Common Stock underlying these warrants and the warrants issued to Dragonfly, as well as the shares of Common Stock issued to Dragonfly.

Following the issuance of the Exchange Shares and the retirement of Mr. Dos Santos’ shares, the former members of APlus now beneficially own approximately 92% of the outstanding shares of our Common Stock. Accordingly, the Exchange represents a change in control. As of the date of this report, there are 6,016,668 shares of Common Stock issued and outstanding .  For financial accounting purposes, the acquisition was a reverse acquisition of Sparking Events, Inc. by APlus International, Ltd., under the purchase method of accounting, and was treated as a recapitalization with APlus International, Ltd. as the acquirer. Upon consummation of the Exchange, Sparking Events, Inc. adopted the business plan of APlus International, Ltd.

PART 1

DESCRIPTION OF BUSINESS

OVERVIEW

Sparking Events, Inc. (“Sparking Events,” “the Company”, “us”, “our” or “we,”) was incorporated in the State of Nevada as a for-profit company on November 29, 2006 and established a fiscal year end of February 28. We are a development-stage company organized to enter into the special event, concert production and martial arts promotion industry.  As a result of the Exchange with APlus International, Ltd., we have adopted the business plan of APlus, and now design, manufacture, market and sell advanced lighting solutions, including light emitting diode (LED) lighting and other energy-saving lighting.  We offer a wide range of technically innovative indoor white light, color-changing and outdoor lighting solutions that are used for applications in public, commercial, architectural, residential, gardening, and entertainment markets. Our solutions provide many benefits over traditional incandescent, halogen, fluorescent, and compact fluorescent (CFL) light sources, including lower energy consumption, longer life spans, and absence of hazardous materials, lower maintenance costs and greater design flexibility.

Our advanced LED lighting solutions are based on proprietary designs and patented technologies associated with industrial design, electrical, optical, mechanical and thermal engineering. We have developed domain expertise and applications knowledge for end-user requirements in diverse markets. As a result, we are able to offer total lighting solutions, which provide better performance and lower overall cost to users.

According to Freedonia Group, a market research company, the global lighting industry is estimated to be approximately $120 billion in 2012 and the average growth rate will be around 5% annually. On the contrary, iSupply, another market research company, predicts that the compound annual growth rate (CAGR) for LED lighting will be up to 14.6% during 2008 to 2012. The lighting fixtures include a variety of technologies, such as incandescent, fluorescent, halogen, high intensity discharge (HID), neon, compact inflorescent (CFL) and advanced lighting solutions (LED lighting, OLED lighting and others). Product selection for users is influenced several factors, including overall cost, visual and physical product features, as well as regulatory and environmental factors. With rapid advancements in the performance, efficiency and cost of LED-based solutions, traditional light sources, such as incandescent lamps and fluorescent lamps, are beginning to be replaced by advanced technologies with lower overall costs over their life spans. Furthermore, the energy-efficient nature of LED makes it an environmentally friendly light source and its compact size has given the design of lighting fixtures with much more flexibilities and possibilities. A-Plus believes that our innovative LED lighting solutions are well positioned to increasingly displace traditional lightings in our targeted markets.

A-Plus international Ltd. offers a broad portfolio of LED lighting solutions. Our LED lighting products include outdoor lights, indoor white lights, and indoor accent lights. We also offer LED-based signage,  head-up displays (HUDs) and tail lights for cars. These products are marketed under Xodtec and Danhui (primarily in Taiwan and China market) brands. End-users utilize our lighting products for interior and exterior lighting to provide illumination and to create accent visual effects which are superior to traditional lighting sources.

We organize our company by business divisions and functional divisions, each with a specific function and market focus, in order to accelerate the adoption of our LED lighting solutions in a number of markets. Strong links with our sales outlets enable us to educate a broad audience about the benefits of our LED lighting solutions. These relationships also allow us to increasingly sell our LED lighting solutions to end markets and quickly collect market responses. We believe that we can advance our goal of becoming one of the leading providers of energy-efficient lighting solutions by investing in our technology position, developing new innovative products, and leveraging the strengths of our sales outlets.

The Lighting Industry

According to the Freedonia Group, the estimated global lighting industry revenue of $120 billion in 2012 is divided between two major product categories, fixtures and light lamp. The fixtures category includes all apparatuses, fixtures and systems, while light lamps consist of the replaceable devices that emit light. Fixtures are constructed from metal, glass or plastic and are available in a range of decorative styles for residential, commercial and industrial applications. Traditional light lamps include incandescent, fluorescent, halogen and HID products. For energy consumption concerns, traditional incandescent lamps are being prohibited by more and more countries. For residential applications within the general illumination market, inexpensive halogen lamps and traditional fluorescent tubes are preferred choice, but expensive compact fluorescent lamps (CFLs) are getting more popular. For commercial applications, more expensive and durable fluorescent and HID bulbs and fixtures have the largest market share.

In most Asian countries, lighting manufacturers sell products through either manufacturer’s representatives, electrical supply representatives or an internal sales force to electrical wholesale distributors. The distributors then market products to electrical contractors and other end-users. Representatives also have direct contact with lighting designers, electrical engineers, architects and general contractors that influence buying decisions. The manufacturer’s representatives often provide value added services, such as product promotion or design and implementation assistance. The ability of smaller companies to compete against larger more established rivals is heavily rooted in their capacity to leverage their unique product portfolios and customer service to garner maximum productivity from each representative.

Historically, large global competitors focused almost exclusively on the general illumination market because of their advantage in purchasing power, manufacturing volume and distribution efficiency, while smaller industry participants generally competed in niche markets primarily by offering specialized products and superior customer service to their regions. However, the evolution of solid state lighting solutions has enabled smaller companies to penetrate and compete in the larger general illumination market.

LED Lighting Industry Trends

LEDs are semiconductor-based devices that emit light. As the cost of LEDs decreases and their performance improves, we expect that they will continue to compete more effectively in the general illumination market versus traditional lighting. According to the survey made by Strategies Unlimited, there were over $1.86 billion of LED lighting products sold in 2008 and the compound annual growth rate (CAGR) during 2009 to 2012 will be around 28% -- a figure which is forecasted to grow to $5 billion by 2012. Specialist in Business Information (SBI), another market research company, even predicts to grow up to $14 billion in 2013. The Company believes the LED lighting industry may experience the following trends:

Technological innovations expand LED functionalities. Since its introduction in the 1960s, LED has offered an increasingly wide variety of colored lighting. The initial applications of LEDs included traffic lights, automotive brake lights and indicator lights. In the mid-1990s, LEDs became capable of emitting blue light. In 1993, GaN series blue light LED was developed, white light LED then become a feasible product.

White light refers to the light obtained by mixing many lights of different colors, such as second wavelength long light (blue light + yellow light) or third wavelength light (blue light + green light + red light). White light LED technology can effectively save energy and reduce the emission of carbon dioxide when use in general lighting. Thus, with the increasing awareness in environmental protection, lighting devices using white light LED as the light source will proliferate dramatically.

Advancements in LEDs’ performance stimulate adoption in general lighting. Technological advancements in LED lighting have resulted in a new breed of LEDs that can meet specifications previously only satisfied by traditional lighting sources. LED lighting solutions were historically regarded as expensive in relation to their delivered light output.

In an effort to lower energy consumption, lighting companies are focused on increasing the luminous flux -- lumens per watt. Traditional incandescent lighting sources can produce between 10 and 35 lumens per watt, while fluorescent and HID light sources can produce output near 100 lumens per watt. Today’s LEDs have overwhelmed incandescent performance and are exceeding 100 lumens per watt, making them comparable to and even exceeding fluorescent and HID light sources.

Unique capabilities of LEDs broaden applications and create new lighting alternatives . Key LED features, including quality of light output, long life, low power consumption, low heat output and full digital control are accelerating adoption and expanding market opportunities. Additional attributes, including design flexibility, color-changing effects, digital dimming capabilities, remote control, smaller size and rapid start-up time are creating new lighting applications for LEDs in commercial, architectural, residential, and entertainment markets.

High energy costs and conservation efforts drive LED adoption . According to a statistics, lighting applications contribute about 22% of all energy consumption. High energy costs have resulted in increased demand for more energy-efficient lighting solutions, which has inspired a natural shift to LEDs. LED lighting technology is inherently more energy-efficient and can result in more than 80% and 50% in power savings over traditional incandescent and fluorescent solutions, respectively. In addition, unlike other alternatives such as compact fluorescent bulbs (CFL), LED lighting solutions are free of hazardous materials such as mercury, which can be harmful to the environment.

Regulatory influences spur market adoption of energy-efficient LED lighting . Government regulations, such as initiatives by the United States Department of Energy and the Environmental Protection Agency’s EnergyStar Certification Program, are driving adoption of more energy-efficient lighting solutions. EnergyStar sets industry-wide international standards for lighting products that outline efficiency and performance criteria, helping manufacturers promote their products and consumers better understand lighting products. Legislation and the trend toward environmental consciousness are critical drivers of lighting demand, as governments, industry associations, and industrial and residential consumers move toward employing lighting solutions that comply with regulatory requirements, conserve energy and present no threat to the environment when disposed.

Our Competitive Advantages

We believe the following strengths of our company provide us with competitive advantages in the marketplace:

Industry leading, energy-efficient and environmentally conscious lighting solutions. In addition to our robust line-up of Ares series white light LED products, we have added a variety of color-changing lighting solutions -- the Venus series. Further, we have recently introduced our Apollo series of outdoor lighting solutions The Apollo series street lamps have been installed in several locations since March 2008. According to our recent measurement, the luminous decay over 1 year is less than 2%.

Proprietary technologies. We own proprietary technology on the remote control chip and digital dimming. These technologies allow us to continue developing featured and robust indoor lighting products. We plan to continue making strategic investments in intellectual property through ongoing engineering expenditures, industry partnerships, licensing arrangements and the pursuit of complementary businesses, such as energy-saving control companies. These initiatives are designed to allow us to enhance our intellectual property portfolio, improve existing products, rapidly introduce new products to fill identified needs, and address new applications and markets. We believe our ability to successfully develop and produce new products will allow us to magnify our market opportunity and enhance our market position.

Reliable, high quality and cost competitive products. We design, manufacture and sell high quality, reliable, and cost competitive products. For example, our color-changing accent light solutions are designed to allow home users using remote controller to changing colors or setting control schemes. We achieve this by embedding our proprietary remote control chip into our light products. To guarantee reliable and high quality products, we produce our products in ISO 9001-accredited factories. To deliver cost competitive solutions, we invest in technology advancements, leverage purchasing volume, capitalize on strategic vendor relationships and migrate high volume products to our automated manufacturing process.

Wide range of LED lighting solutions. We offer a wide range of LED lighting solutions to the market. This includes over 50 distinct product types targeted at four distinct markets. We have expanded our LED product lines to include a range of white light solutions for commercial, residential and entertainment lighting applications. We believe the combination of our broad product line, our extensive engineering and manufacturing know-how, and deep knowledge of our target markets are highly valued by customers and are key to our ongoing success.

Experienced management team. Our senior management team includes individuals with diverse backgrounds and broad experience. We are led by our Chief Executive Officer, Mike Chou, an industry veteran with over 27 years of IT industry experience and our Chief Technology Officer, Ming Yu, with over 17 years of industrial control, networking, and LED design experience. Our management team has demonstrated the ability to drive organic growth and pursue the operational excellence of the company.

Our Growth Strategy

Our objective is to become one of the leading providers of energy-efficient lighting solutions. Key elements of our growth strategy include:

Capitalizing on opportunities in our target markets. We believe there is a growing need for unique advanced lighting solutions across our target markets, which include applications in the commercial, architectural, residential, entertainment, signage and consumer markets. We expect to continue to introduce innovative LED

Lighting products as we believe there exists significant opportunities to grow market share. By introducing new products and expanding sales of existing products, we believe that we can significantly improve operational efficiency by reducing our cost of materials, components and manufacturing. Expanding our products and increasing our sales also allow us to gain additional leverage from sales representatives within our distribution network.

Expanding our white light LED product line-up. Based on our proprietary technologies on the LED lighting product design, we are expanding our white light LED product line-up for general illumination. We believe our Ares series of white light LED lighting products have some of the most unique features and one of the highest efficacy levels in the industry. We also incorporate digital dimming function which works perfectly. We expect that our white light LED solutions will be highly attractive alternatives to traditional lighting solutions and other competitive LED offerings and will eventually provide a significant portion of our future revenue.

Expanding our color-changing LED product line-up. Based on our proprietary control technology, our existing accent lighting products can allow users to change colors or brightness by using remote controller or switch. We are expanding our accent LED product line-up by providing some luminaries which are designed to fit into the modern living environment. We believe our Ares series of accent lighting products have some of the most unique features which can revolute the life styles of most families.

Developing and protecting our intellectual property. We have devoted significant resources to building an advanced research and development team for developing complimentary intellectual property to expand our portfolio of advanced lighting technologies. Securing and defending intellectual property related to the design, manufacture and application of advanced lighting technology is expected to be a key element of our existing and future business. We believe that our growing intellectual property portfolio will create licensing opportunities in the future and intend to explore these potential opportunities. The strength of our intellectual property portfolio allows us to compete on the basis of our technology, which we believe gives us an advantage over many of our larger competitors.

Leveraging the strength of our distribution network. We have an independent global sales and distribution network. In Taiwan, we have over 200 franchised stores and service stations selling our products to end users directly. We are copying the successful model to the international markets and expect to nominate over 30 distributors in over 20 countries. We expect these and other industry relationships will be a significant source of operational leverage as we introduce new products and scale our business.

Products

We offer a wide range of LED lighting solutions. Our company is organized by business divisions, each with a specific function or sales territory in order to broaden the adoption of our LED lighting solutions. By combining the efforts of all of these business divisions, we are able to offer complete solutions to our customers and leverage synergies across market segments. Our products are marketed primarily under Xodtec and Danhui brands. End-users utilize our products for interior and exterior lighting to provide illumination and/or create ambience and unique visual effects superior to traditional lighting.

The following table provides a summary overview of our products:

PRODUCT TYPE	TARGET MARKET(S)	FEATURES / BENEFITS

Apollo series outdoor LED Lighting	Street lamps, garden, and architectural lighting	Extended life, low energy consumption, low maintenance cost, thermal efficiency, light weight

Ares series indoor white light LED Lighting	Commercial, architectural, institutional, hospitality, and residential lighting	Extended life, low energy consumption, size, white light, fixed-color and dimmable, fit standard incandescent fixtures

Venus series indoor color-changing LED Lighting	Residential and entertainment lighting	Extended life, low energy consumption, fit standard incandescent fixtures, remote or switch dimmable/control color- changing capabilities

Shinex series general LED lighting	Signage, car head-up display, car tail light, and gaming console	High resolution (signage), easy to install (head-up display)

Competition

The Company currently faces competition from both traditional lighting companies that provide general lighting products, such as fluorescent and compact fluorescent lighting, and from companies that are engaged in providing LED lighting products. In general, we compete with both groups on the basis of design, innovation, costs, safety issues, sales and marketing, and selling price.

We compete with traditional lighting companies in the general illumination market. Our LED lighting products tend to be alternatives to traditional lighting sources for applications within the commercial market. In these markets, we compete on the basis of energy savings, lamp life and durability.

Additionally, we compete with LED lighting companies that offer competing LED lighting products. In these markets, we compete on the basis of design, innovation, light quality, safety issues, price, product quality and brightness.

We believe that we can compete favorably in our markets, based on the following factors:

•	unique and proprietary technologies;

•	wide range of high-quality product offerings;

•	ability to offer standard and custom products that meet customers’ needs at a competitive cost;

•	capability to provide total lighting solutions, including lamps, luminaries, and implementation to fulfilling customers’ demand;

•	excellence in customer service and support; and

•	recruitment and retention of qualified personnel, particularly engineers.

We expect our markets to remain competitive and to reflect rapid technological evolution and continuously evolving customer and regulatory requirements. Our ability to remain competitive depends in part upon our success in developing new and enhanced advanced lighting solutions and introducing these systems at competitive prices on a timely basis.

Sales and Marketing

We believe our sales and marketing efforts have established our reputation for providing innovative solutions that meet our customers’ needs in a timely, cost-efficient manner. Our ability to leverage our distribution network will be an important factor in our continued success. The sales and marketing of our products largely depends upon the type of offering, location and target market.

The breakdown of our LED lighting Products’ sales and marketing coverage by market is as follows:

Market Applications	Description

Architectural garden, and public lighting
We currently market and sell our Apollo series of LED outdoor lighting products and solutions through our sales teams and individual lighting agencies. The independent lighting agencies approach government, constructors, and public lighting design houses by learning their demands and providing our lighting product specifications to them

Commercial and residential lighting
We market and sell our indoor lighting products through our franchised stores, service stations, and interior decorator to end users. We believe these distribution outlets allows us to better serve our customers, as well as offer services such as the bundling of product and installation.

We have recently reorganized our international sales organization to more aggressively penetrate global markets outside of Taiwan. This team is approaching local distributors in each country by introducing our successful model in Taiwan to them. We expect this approach can allow us to penetrate into international markets successfully and expands our business scale.

The breakdown of our LED lighting Products, Energy efficiency solution, and localization service, the total sales and marketing coverage by market is as follows:

Market Applications	Description

Architectural garden, and public lighting
We currently market and sell our Apollo series of LED outdoor lighting products and solutions through our sales teams, franchise channels, public project management channels. Public project management channels approach government, constructors, and public lighting design houses by learning their demands and providing our lighting product specifications to them.

Commercial and residential lighting
We market and sell our indoor lighting products through our franchised stores, service stations, and interior decorator to end users. We believe these distribution outlets allows us to better serve our customers, as well as offer services such as the bundling of product and installation.

Energy efficiency solution.
 Our energy efficiency solution including energy efficiency engineering and program management. We offer a full spectrum of engineering and total solution services required to complete facility energy management projects. We are one of the few in this region capable of integrating energy saving opportunity assessment, program design, program management, implementation with turn-key engineering and construction services, and performance contract with financial solution arrangement. The solution is tailor-made to meet the customer’s best interest.

Our service including commercial office buildings, college and high school campuses, hospitals, hotels, retail stores, high technology, light industrial, and water/wastewater treatment facilities.

In addition to, facility energy use optimization assessment, we also built up its energy saving technical competence in areas such as power metering and management, chillers and chiller plants, HVAC systems, automated electricity demand management systems, and air compressors. Two potential energy optimization products, one for air compressors and one for facility automated demand management system, are also under development and expected to be commercialized in the near future.

Localization Service
Our globalization services span industries worldwide and include adaptation of marketing strategies to regional requirements specialized in energy saving and IT sectors, such as energy saving industry, energy sources, material, gas industry, automobile, lighting, pollution.

Our localization service follow the localization process of adapting software and accompanying materials to suit a target-market locale with the goal of making the product "transparent" to that locale, so that native users would interact with it as if it were developed there and for that locale alone.

Our software localization solutions are geared specifically for software targeting global markets. We assist software developers deliver professional and culturally sensitive localized software faster to the market than their competition, at a competitive price.

Our hardware experienced localization solution helps leading hardware and equipment manufacturers deliver professionally localized products faster to the market than their competition and at a competitive price.

Manufacturing and Suppliers

We produce our advanced lighting solutions through outsourced manufacturing and assembly. For LED lighting systems, we engineer and design our products, while much of the manufacturing is performed by select qualified vendors. All LEDs used in our LED lighting products and systems are purchased from manufacturers third-party in Asia and the United States.

Many of our core components and sub-assemblies are purchased from third party suppliers. We have selected suppliers based on their ability to consistently produce these products per our specifications, ensuring the best quality product at the most cost effective price.

Research and Product Development

The general focus of our research and development team is the design and integration of electronics, optics and thermal management solutions to create advanced lighting products. Through these efforts, we seek to enhance our existing products, design new products and develop solutions for customer applications. We believe that our responsiveness to customer demands differentiates us from many of our competitors, as we rapidly introduce new products to address market needs. We intend to expand our research and development team as we believe that increased levels of spending on research and development will be necessary to successfully develop advanced lighting products that will have the brightness of traditional lighting systems while being offered at acceptable prices.

Employees

As of April 24, 2009, we have approximately 50 employees. We enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

CORPORATE INFORMATION

The Company's corporate headquarters are located at 335 W. Spring Mountain Road, #18, Las Vegas, Nevada 89102.

The Company’s Taipei, Taiwan headquarters are located at 2F., No.139, Jian 1st Rd., Jhonghe City, Taipei County 235, Taiwan (R.O.C.). The Company's telephone number is (886) 2 – 2228-6276.

RISK FACTORS

Investing in the Company's common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company's common stock. There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occur, the Company's business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Company's common stock could decline and investors in the Company's common stock could lose all or part of their investment.

Risks Specific to Us

Downturns in general economic and market conditions could materially and adversely affect our business.

Lighting industry, especially residential lighting market is greatly affected by the economic downturns.  The sale of our lighting products is related to the quantity of new building construction and renovation. Decline in housing transactions causes less demand for lighting products and conservative shopping habits learned during economic downturns means people have less desires to try advanced LED lighting products.

In addition, our outdoor lighting products are mainly sold through government tender bids and installed in public areas such as parks, rapid railway stations, highways and other public buildings will likely be materially. If these municipalities have less funds budgeted fro these projects as a result of general economic conditions, sales of our outdoor lighting products the government budgeting which is inevitably influenced by general economic downturns.

If our lighting solutions do not gain expected market acceptance, prospects for our sales revenue and profit may be affected.

The public’s relative unfamiliarity with LED lighting products may slow their market acceptance. Potential customers for our advanced lighting systems may be reluctant to adopt these as alternatives to traditional lighting technologies because of their higher initial cost to achieve comparable light output

Obstacles to widespread adoption of LED lighting solutions include the comparatively high cost of high brightness white LEDs and the need for further advances in brightness, light quality, efficiency and the predicted life of the LEDs before they require replacement. The future development of the attractiveness to potential customers may depend on such innovation of high quality LEDs.

If we are not able to compete effectively with other competitors, our prospects for future growth will be jeopardized.

There is significant competition in the lighting industry with more established companies We are not only competing with other LED lighting solution providers but also with companies offering traditional lighting products, which are usually more established and have greater resources to devote to research and development, manufacturing and marketing than we have.

White light is the most popularly utilized light in our environment and therefore the white light market is the most attracted market to large companies such as General Electric, Osram and Philips Electronics. These companies have advantages of global marketing capabilities and substantially greater resources to devote to research over than companies with scope like us.

Our competitors may promote lighting solutions which are more readily accepted by customers than our products and maybe required to reduce the prices of our products in order to remain competitive.

If critical components become unavailable or contract manufacturers delay their production, our business will be negatively impacted.

Stability of component supply is crucial to determine our manufacturing process. As some critical components, such as LEDs, are supplied by certain third party component manufacturers, we may be unable to acquire necessary amounts of key components at competitive prices.

Outsourcing the production of certain parts and components is one way to reduce manufacturing costs. We have selected these particular manufacturers based on their ability to consistently produce these products according to our requirements and ensure the best quality product at the most cost effective price. Contrarily, the loss of all or one of these suppliers or delays in obtaining shipments could have a adverse effect on our operations until an alternative supplier could be found, if one may be located at all.  This may cause us to breach our contracts and lose sales.

If our contract manufacturers fail to meet our requirements for quality, quantity and timeliness, our business growth could be harmed.

We design and procure key components (such as LEDs) and outsource our products to contract manufacturers. These manufacturers procure most of the raw materials for us and provide all necessary facilities and labor to manufacture our products. If these companies are to terminate their agreements with us without adequate notice, or fail to provide the required capacity and quality on a timely basis, we would be unable to process and deliver our lighting products to our customers.

If we fail to successfully manage our relationships with our distributors and customers, we could lose revenues.

Most of our products are sold through our distributors and franchise stores, which other provide the first-line technical support to end-users. If these distributors and franchised stores do not feel confident about our products/supports, they may seek to change their terms with us, or alter their ordering patterns with us which there could be a significant impact on our revenue and profits.

Our products could contain defects or they may be installed or operated incorrectly, which could reduce sales of those products or result in claims against us.

Although we have experienced quality control and assurance personnel and established thorough quality assurance practices to ensure good product quality, defects still may be found in the future in our existing or future products.

End-users could lose their confidence in our products and company when they unexpectedly use defective products. This could result in loss of revenue, loss of profit margin, or loss of market share. Moreover, these defects could cause us to incur significant warranty, support and repair costs, and harm our relationship with our customers.

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. So we are inevitable to make all efforts to recruit and retain skilled technical, sales, marketing, managerial, manufacturing, and administrative personnel. Competitions among the industry could cause us difficultly to recruit or retain a sufficient number of qualified technical personnel, which could harm our ability to develop new products. If we are unable to attract and retain necessary key talents, it definitely will harm our ability to develop competitive product and keep good customers and could adversely affect our business and operating results.

Risks Related to the Securities Markets and Investments in Our Common Stock

Because our common stock is quoted on the "OTCBB," your ability to sell your shares in the secondary trading market may be limited.

Our common stock is currently quoted on the over-the-counter market on the OTC Electronic Bulletin Board. Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was quoted and traded on Nasdaq or a national securities exchange.

Because our shares are "penny stocks," you may have difficulty selling them in the secondary trading market.

Federal regulations under the Securities Exchange Act of 1934 regulate the trading of so-called "penny stocks," which are generally defined as any security not listed on a national securities exchange or Nasdaq, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Since our common stock currently is quoted on the "OTCBB" at less than $5.00 per share, our shares are "penny stocks" and may not be traded unless a disclosure schedule explaining the penny stock market and the risks associated therewith is delivered to a potential purchaser prior to any trade.

In addition, because our common stock is not listed on Nasdaq or any national securities exchange and currently is quoted at and trades at less than $5.00 per share, trading in our common stock is subject to Rule 15g-9 under the Securities Exchange Act. Under this rule, broker-dealers must take certain steps prior to selling a "penny stock," which steps include:

•	obtaining financial and investment information from the investor;

•	obtaining a written suitability questionnaire and purchase agreement signed by the investor; and

•	providing the investor a written identification of the shares being offered and the quantity of the shares.

If these penny stock rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of these comprehensive rules will make it more difficult for broker-dealers to sell our common stock and our shareholders, therefore, may have difficulty in selling their shares in the secondary trading market.

Our stock price may be volatile and your investment in our common stock could suffer a decline in value.

As of April 20, 2009, there have been no trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  If a market does not develop then investors would be unable to sell any of the Company’s common stock likely resulting in a complete loss of any funds therein invested.

Should a market develop, the price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

•	acceptance of our products in the industry;

•	announcements of technological innovations or new products by us or our competitors;

•	government regulatory action affecting our products or our competitors' products in both the United States and foreign countries;

•	developments or disputes concerning patent or proprietary rights;

•	economic conditions in the United States or abroad;

•	actual or anticipated fluctuations in our operating results;

•	broad market fluctuations; and

•	changes in financial estimates by securities analysts.

A registration of a significant amount of our outstanding restricted stock may have a negative effect on the trading price of our stock.

At April 20, 2009,shareholders of the Company had approximately 18,035,000 post-split adjusted shares of restricted stock, or 92.3% of the outstanding common stock. If we were to file a registration statement including all of these shares, and the registration is allowed by the SEC, these shares would be freely tradable upon the effectiveness of the planned registration statement. If investors holding a significant number of freely tradable shares decide to sell them in a short period of time following the effectiveness of a registration statement, such sales could contribute to significant downward pressure on the price of our stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund the Company's operational requirements which would dilute your share ownership.

The Company's continued viability depends on its ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may also determine that it is in the best interest of the Company to develop new services or products. In any such case additional financing is required for the Company to meet its operational requirements. There can be no assurances that the Company will be able to obtain such financing on terms acceptable to the Company and at times required by the Company, if at all. In such event, the Company may be required to materially alter its business plan or curtail all or a part of its operational plans as detailed further in Management's Discussion and Analysis in this Form 8-K. While the Company currently has no offers to sell it securities to obtain financing, sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially. In the event that the Company is unable to raise or borrow additional funds, the Company may be required to curtail significantly its operational plans as further detailed in Requirements for Additional Capital in the Management Discussion and Analysis of this Form 8-K.

The Company’s proposed Amended Articles of Incorporation authorize the issuance of up to 225,000,000 total shares of Common Stock without additional approval by shareholders. As of April 20, 2009, we had 18,075,000 post-split adjusted shares of common stock outstanding, and warrants and options convertible to post-split adjusted 1,500,000 shares of common stock outstanding.

Because our common stock is quoted only on the OTCBB, your ability to sell your shares in the secondary trading market may be limited.

Our common stock is quoted only on the OTCBB.  Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be different than might otherwise prevail if our common stock was quoted or traded on a national securities exchange such as the New York Stock Exchange.

Large amounts of our common stock will be eligible for resale under Rule 144.

As of April 20, 2009, approximately 16,700,000 of the 18,075,000 issued and outstanding post-split shares of the Company's common stock are restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144.

Approximately 1,950,000 shares of our post-split adjusted restricted shares of common stock are held by non-affiliates who may avail themselves of the public information requirements and sell their shares in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price of the Company's shares to decline.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one year holding period. Any substantial sale of the Company's common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company's shares. This filing will satisfy certain public information requirements necessary for such shares to be sold under Rule 144.   However, since the Company has previously indicated in its filings with the Commission that it is a shell company, as that term is defined under the Securities Act, pursuant to Rule 144, shareholders must wait at least one year from the date of the filing of this Form 8-K to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto.

The requirements of complying with the Sarbanes-Oxley act may strain our resources and distract management

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002. the costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, as a private company we have maintained a small accounting staff, but in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight will be required. This includes, among other things, retaining independent public accountants. This effort may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Our executive officers, directors and principal stockholders control our business and may make decisions that are not in our stockholders' best interests.

As of April 20, 2009 our officers, directors, and principal stockholders, and their affiliates, in the aggregate, beneficially owned approximately 75% of the outstanding shares of our common stock on a fully diluted basis. As a result, such persons, acting together, have the ability to substantially influence all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

Sales of additional equity securities may adversely affect the market price of our common stock and your rights in the Company may be reduced.

We expect to continue to incur drug development and selling, general and administrative costs, and in order to satisfy our funding requirements, we may need to sell additional equity securities. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, any new securities issued may have greater rights, preferences or privileges than our existing common stock which may adversely affect the market price of our common stock and our stock price may decline substantially.

2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

The following discussion and plan of operations should read in conjunction with the financial statements and the notes to those statements included in this 8-K. This discussion includes forward-looking statements that involve risk and uncertainties. As a result of many factors, such as those set forth under “Risk Factors,” actual results may differ materially from those anticipated in these forward-looking statements.

Acquisition and Reorganization

On April 20, 2009, the Acquisition of APlus was completed, and the business of APlus International, Ltd. was adopted as our business. As such, the following Management Discussion is focused on the current and historical operations of APlus, and excludes the prior operations of The Registrant.

Overview

A-Plus International Ltd. designs, manufactures, markets and sells advanced LED lighting solutions. We offer a broad range of technically innovative outdoor, indoor white light, color-changing and fixed-color lighting solutions that are used for applications in commercial, architectural, residential, hospitality, entertainment and consumer markets. We believe that we offer one of the broadest portfolios of advanced LED lighting solutions. Our LED products include street lights, wall wash lights, floor lights, light strips, and down lights.

We generate revenue from selling our products into commercial, architectural and residential markets. Commercial sales include applications of our fixtures, system and lamp (light bulb) products in the architectural, retail, hospitality, entertainment, signage and consumer markets.

Revenue

Revenue is derived from sales of our advanced lighting products. These products consist of solid-state LED lighting systems and controls. We also design, market and sell LED lighting solutions.

Besides LED Lighting related business, some of our revenue comes from our professional project management service such as localization and energy saving and efficient solution services.

Cost of Goods Sold

Our cost of goods sold consists primarily of labor-related overhead such as R&D professionals, designers, administrative personals. We project management services based on customer orders. Besides our in house resources, we also out source part of projects to support such demand.

Gross Profit

Our gross profit has been and will continue to be affected by a variety of factors, including changing of the foreign exchange rates for exporting, out sourcing cost to support project demands, and average sales prices of our products, including fluctuations in the cost of our purchased components, sales price and the product life cycle.

Operating Expenses

Operating expenses consist primarily of salaries and associated costs for employees in finance, human resources, sales, information technology and administrative activities. In addition, operating expenses include charges relating to accounting, legal, insurance and stock-based compensation under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”

Results of Operations

Revenue

The following is a summary of our operating results for the periods indicated:

	Year Ended December 31,
	2008	2007	Change	%
Localization Service	852,926	413,854	439,072	106.09%
LED Lamps	93,017	0	93,017	100.00%
Lighting Control System	257,817	0	257,817	100.00%
Authorization of Management Control System	364,807	0	364,807	100.00%
Software Engineering	15,328	0	15,328	100.00%
GPS	406,630	478,357	(71,727)	(14.99%)
Energy-saving monitoring system	508,890	0	508,890	100.00%
Chart Control System	153,280	0	153,280	100.00%
Total	2,652,695	892,211	1,760,484	197.32%

Revenue from our localization translation service was approximately $852,926 in 2008, as compared to approximately $413,854 for 2007. This increase of $439,072, or 106.09%, is attributable to actively in market development of European and Japanese market. After the increased sales volume, our labor resource allocation is more efficient than the year 2007, resulted higher margin in 2008. Before 2008, our research and development team was in the development stage for Management Control system and lighting control system. The main system architecture completed in 2008, the pattern allows the systems generate revenue starting in 2008. Our invention pattern in LED control chips received in March 11,, 2008 (Patent Number 2008.3.11-2026.5.18). The patent was successfully used in commercial products; this reflects intelligent lighting control to be profitable in the year of 2008.

Gross Profit and Cost of Goods Sold

	Year Ended December 31,
	2008	2007	Change	%
Revenue	2,652,695	892,211	1,760,484	197.32%
Cost of sales	843,106	611,067	232,039	37.97%
Gross profit	1,809,589	281,144	1,528,445
Gross margin %	68.22%	31.51%

Gross profit for 2008 and 2007 was $1,809,589 and $281,144, respectively. Gross margins increased 68.22% from 31.51% in 2007 to approximately 36.71%increased.

Production costs in 2008 increased to approximately $843,106, or 31.78% of revenue, as compared $611,067, or 68.48% of revenue, in 2007.

Operating Loss and Expenses

	Year Ended December 31,
	2008	2007	Change	%
Operating expenses	652,067	605,316	46,751	7.72%
Research and development expenses	690	65,738	(65,048)	(98.95%)
Total operating expenses	652,757	671,054	(18,297)	(2.73%)
Operating income(loss)	1,156,832	(389,910)	1,546,742	396.69%

Operating Expenses

Our research and development for management Control system and lighting control system, the main system architecture completed in 2008, the research expenses decreased from $65,738 to $690, or $65,048, 98.95% decreased.

The pattern allows the systems generate revenue starting in 2008. The increased for trade show and travel expenses were approximately $28,858 and $28,953 due to the main business objective in the market development. Excluding the impact of manpower needs, increase in salary$61,286, health insurance benefits$5,079, retirement benefits, approximately$ 13,709.

Depreciation for fixed Asset and unamortized expense decrease approximately $35,538 and $5,878

Professional service expenses were higher in 2007 compare to 2008, due to higher expenses in financial and patent consulting cost in 2007, approximately decreased $18,507 in 2008.

In 2007, some of our LED lighting product research was terminated due to a strategic decision change, some of the existing related costs resulted in higher expenses in 2007, approximately decreased $20,211 in 2008 compare to 2007.

Non-operating income and expenses

	Year Ended December 31,
	2008	2007	Change	%
Operating income(loss)	1,156,832	(389,910)	1,546,742	396.69%
Non-operating income and gains
Interest income	220	49	171	348.98%
Foreign exchange gain	43	63	(20)	(31.75%)
Rent income	2,920	17,577	(14,657)	(83.39%)
Miscellaneous	1,417	0	1,417	100.00%
	4,600	17,689	(13,089)	(74.00%)
Non-operating expenses and losses
Interest expenses	(6,177)	(11,426)	5,249	-45.94%
Provision for loss on inventories	(7,440)	0	(7,440)	100.00%
Foreign exchange loss	(78)	(138)	60	-43.48%
Miscellaneous expenses	(951)	(5,179)	4,228	-81.64%
	(14,646)	(16,743)	2,097	-12.52%
Income (loss) before income tax	1,146,786	(388,964)	1,535,750	394.83%
income tax expense	(185,062)	0	(185,062)	100.00%
Net income (loss)	961,724	(388,964)	1,350,688	347.25%

Miscellaneous Income

Income in the amount of $1,417 was derived as sales bonuses from Milengo Inc, a famous localization company in the Unites States.  Milengo Inc. is the US alliance company for Targetek Technology Co., Ltd, they pay the sales bonus to Targetek.

Interest

The interest payments have been reduced $5,249 or (45.94%) in 2008 than in 2007 due to the decrease in the principal amount of the loan.

Provision for loss on inventories

Due to a decrease in selling price, there is a loss of $7,440 for the fiscal year 2008 compared to the fiscal year 2007.

(Non-operating expenses and losses) Miscellaneous expenses

There is a $4,228 penalty in 2008 due as a result of  terminations of the rental contract of our Taipei office. Our office was relocated to Dunhua South Road, Taipei.

Income Tax

We have provided a full valuation allowance against income tax benefits resulting from losses incurred and accumulated on operations.

Net Income

Integrated above reasons, net profit after tax increased $1,350,688 in 2008 compare to 2007.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP (Generally Accepted Accounting Principle) financial measure provided as additional information to investors. EBITDA is an alternative method for assessing our financial condition and operating results. EBITDA is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. However, we believe that EBITDA may provide additional information with respect to our performance and ability to meet future debt service, capital expenditures and working capital requirements.

Whenever we refer to a non-GAAP financial measure we will present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measures we reference with such comparable GAAP financial measure.

The following table reconciles the GAAP measure net loss to the non-GAAP financial measure EBITDA:

	Year Ended December 31,
	2008	2007	Change	%
Net income (loss)	961,724	(388,964)	1,350,688	347.25%
Plus:
Interest expense	6,177	11,426	(5,249)	(45.94%)
Depreciation	21,092	56,629	(35,537)	(62.75%)
Various amortization	6,045	11,923	(5,878)	(49.30%)
Taxes	185,062	0	185,062	100.00%
EBITDA	1,180,100	(308,986)	1,489,086	481.93%

For the year ended December 31, 2008, EBITDA was USD1,180,100 compared to -USD308,986 in 2007. The increase was primarily due to an increase in gross profit in 2008. Additionally, the increase was in taxes.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The financial statements are prepared in conformity with U.S. generally accepted accounting principles.  Major accounting policies are summarized as follows:

Foreign Currency Translation

The carrying amounts of the Company’s assets, liabilities, equity and results of operations have been translated from the New Taiwan dollar, which is the Company’s functional currency, into the U.S. dollar using the current rate method.

Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts.  Trade credit is generally extended on a short-term basis, thus accounts receivable do not bear interest, although a finance charge may be applied to such receivables that are past due.  Bad debts are provided on the allowance method based on historical experience and management’s evaluation of outstanding accounts receivable.

Inventory

Inventory of finished goods is stated at the lower of cost (weighted average method) or market.

Fixed Assets

All fixed assets are stated at cost.  Significant renewals and improvements are treated as capital expenditures and maintenance and repairs are charged to expense as incurred.

Depreciation is provided on straight-line method based on the estimated useful lives and salvage values of the assets, ranging from 2 to 5 years.

Revenue, Costs and Expenses

Revenues are recognized when the earning process is substantially completed and they are realized or realizable.  Costs and expenses are recognized as incurred.

Research and Development Costs

Research and development costs are expensed as incurred.

Taxes Collected from Customers

The Company presents revenue net of sales, use, and excise taxes collected from customers.

Shipping and Handling Costs

The Company’s policy is to classify shipping and handling costs as part of operating expenses in the statements of income.

Advertising

Advertising costs are expensed as incurred.

Income Taxes

Current - The Company follows the practice of providing for income taxes based on amounts reportable for income tax purposes.

Deferred - The recognition of income and expenses in different periods for financial accounting and tax purposes gives rise to timing difference that result in deferred taxes.

Uncertain Tax Positions

Management has elected to defer the application of FAS FIN 48, Accounting for Uncertain Tax Positions, in accordance with FSP FIN 48-3.  The Company will continue to follow FAS 5, Accounting for Contingencies, until it adopts FIN 48.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

CONTRACTUAL OBLIGATIONS

Not applicable.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the FASB released SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This statement identifies the sources of accounting principles and the framework for selecting the accounting principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS No. 162 is effective 60 days after the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”.  The Company does not expect the implementation of this guidance to have a material impact on the financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133”. SFAS No. 161 gives financial statement users better information about the reporting entity's hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. SFAS No. 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008 and interim periods within those years. The Company does not expect the adoption of SFAS No. 161 to have a material effect on the financial statements.

In February 2007, the FASB released SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. The standard is effective for fiscal years beginning after November 15, 2007. The standard provides entities the ability, on an elective basis, to report most financial assets and financial liabilities at fair value, with corresponding gains and losses recognized in current earnings. The Company did not elect the fair value option under SFAS No. 159 as of January 1, 2008 for any of our financial assets and liabilities that were not already fair valued. The Company will consider applying the fair value option to future transactions as provided by the standard. The Company does not expect SFAS No. 159 to have a material impact on the financial statements.

In December 2007, the FASB released SFAS No. 141(R), “Business Combinations”. This standard revises and enhances the guidance set forth in SFAS No. 141(R) by establishing a definition for the “acquirer,” providing additional guidance on the recognition of acquired contingencies and non-controlling interests, and broadening the scope of the standard to include all transactions involving a transfer in control, irrespective of the consideration involved in the transfer. SFAS No. 141(R) is effective for business combinations for which the acquisition date occurs in a fiscal year beginning on or after December 15, 2008. Although the standard will not have any impact on the current financial statements, application of the new guidance could be significant to the Company in the context of future merger and acquisition activity.

In December 2007, the FASB released SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the standard to have a material impact on the financial statements.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

3. DESCRIPTION OF PROPERTY

Following the Exchange, our United States address will be located at 3305 W. Spring Mountain Road, #48, Las Vegas, Nevada 89102. Our corporate headquarters are comprised of 15,000 square feet located in Jhonghe City, Taipei County, Taiwan under a lease which expires in 15th, March, 2012 at a monthly rental of US $9,257 per month..

4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of April 24, 2009 (after giving effect to the Exchange) by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding APlus Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 402(a)(3) of Regulation S-B under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
Yao-Ting Su(3)	1,550,000	8.3%
Xodtec Technology Co. Ltd	2,100,000	11.2%
Up-Tech Technology Co. Ltd	5,000,000	26.7%
Targetek Technology Co. Ltd	1,900,000	10.5%
Radiant Sun Development S.A.	3,500,000	18.7%
All Directors and Executive Officers as a Group (1 person)	1,550,000	8.3%

 (1) "Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) For each shareholder, the calculation of percentage of beneficial ownership is based upon 18,075,000 shares of Common Stock outstanding as of April 24, 2009, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. All of the Company’s executive officers and directors were appointed on December 6, 2007, the effective date of the Acquisition. All directors hold office until the first annual meeting of the stockholders of the Company and until the election and qualification of their successors or their earlier removal or retirement.

Officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Title
Yao-Ting Su	45	Chairman of the Board of Directors
Chao-Wu Chou	51	Chief Executive Officer; Director
Hui-Yu Che	43	Chief Financial Officer, Director

Yao-Tin (Curtis) Su.  Mr. Su serves as the Company’s Chairman of the Board of Directors.  Simultaneously therewith and since 2007 Mr. Su has served as the Chairman of the Company’s subsidiary Xodtec Technology Co., Ltd. and from 1997 as the Chief Executive Officer of another of the Company’s other subsidiaries Targetek Technology Co. Ltd.  Mr. Su received a Bachelors Degree from Soochow University (Taipei, Taiwan) and was the Valedictorian of the Air Defense Missile School of the United States Army in Fort Bliss, Texas.  Mr. Su also served in the Army of Taiwan from 1979 to 1981.

Chao-Wu (Mike) Chou.  Mr. Chou serves as our Chief Executive Officer and Director.  Simultaneously therewith and since December 2008, Mr. Chou serves as the Chief Executive Officer of the Company’s subsidiary Xodtec Technology Co., Ltd. where he is responsible for the formulation and execution of corporate strategies, integration of resources and setting and achieving sales revenues and profit goals.  Prior thereto and from July 2003, Mr. Chou served as the Senior Vice-President of Elitegroup Computer Systems Co., Ltd.  Mr. Chou received a Masters Degree from National Chiao Tung University (Taiwan) and his Bachelors Degree from National Taiwan University of Science and Technology.

Hui-Yu (Rachel) Che.  Ms. Che serves as the Company’s Chief Financial Officer and Director.  Simultaneously and since 2001, Ms. Che has served as the Chief Financial Officer of the Company’s subsidiary Targetek Technology Co., Ltd.  Ms. Che is a certified public accountant and has a degree from National Chung Hsing University.

AUDIT COMMITTEE. The Company intends to establish an audit committee, which will consist of independent directors. The audit committee's duties would be to recommend to the Company's board of directors the engagement of independent auditors to audit the Company's financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company's board of  directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

COMPENSATION COMMITTEE. Our board of directors does not have a standing compensation committee responsible for determining executive and director compensation.  Instead, the entire board of directors fulfills this function, and each member of the Board participates in the determination.  Given the small size of the Company and its Board and the Company's limited resources, locating, obtaining and retaining additional independent directors is extremely difficult.  In the absence of independent directors, the Board does not believe that creating a separate compensation committee would result in any improvement in the compensation determination process.  Accordingly, the board of directors has concluded that the Company and its stockholders would be best served by having the entire board of directors act in place of a compensation committee.  When acting in this capacity, the Board does not have a charter.

In considering and determining executive and director compensation, our board of directors reviews compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to the Company’s officers.  The board of directors also determines and approves any non-cash compensation to any employee. The Company does not engage any compensation consultants to assist in determining or recommending the compensation to the Company’s officers or employees.

6. EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during our last completed fiscal year; and (ii) each other individual that served as an executive officer at the conclusion of the fiscal year ended December 31, 2008 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the Named Executives).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Yao-Ting Su (1)	2009	-	-	-	-	-	-
Chao-Wu Chou (2)	2009	-	-	-	-	-	-
Hui-Yu Che (3)	2009	-	-	-	-	-	-
Adam Borges dos Santos	2009	-	-	-	-	-	-
	2008	-	-	-	-	-	-
Carlo Giusto	2008	-	-	-	-	-	-
	2007	-	-	-	-	-	-
	2006	-	-	-	-	-	-

Compensation Policy. Our Company’s executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable our Company to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. As an early-stage development company, the main elements of our compensation package consist of base salary, stock options and bonus.

Base Salary. As we continue to grow and financial conditions improve, these base salaries, bonuses and incentive compensation will be reviewed for possible adjustments. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with the Company.

COMPENSATION OF DIRECTORS

At this time, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors. The Company does not expect to pay any fees to its directors for the 2008 fiscal year.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

On April 21, 2009, the Company entered into employment agreements with its three executive officers, Yao-Ting (Curtis) Su, Chairman; Chao-Wu (Mike) Chou, Chief Executive Officer and Hui-Yu (Rachel) Che, Chief Financial Officer. They agreements provide for a three year term with minimum annual base salaries of $55,000 if determined to be appropriate by the Board.  In addition, the agreements provide for bonuses according to the following schedule:

1.	Year-end bonus: Minimum of $7,500 will be paid on Jan. 10 of every year during the validity of the agreements.

2.	Performance bonus: Based on the actual performance, the company will pay up to $70,000 on Feb. 10 of every year during the validity of the agreements.

The agreements do not include any terms which show the company should reimburse to the two executive officers when the employment agreement terminated. When the company has any change-in-control arrangement, the company will revise the agreement and the un-paid salary or bonus will be calculated and paid on a pro rata basis.

7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Currently, we have no independent directors on our Board of Directors, and therefore have no formal procedures in effect for reviewing and pre-approving any transactions between us, our directors, officers and other affiliates. We will use our best efforts to insure that all transactions are on terms at least as favorable to the Company as we would negotiate with unrelated third parties.

8. DESCRIPTION OF SECURITIES

COMMON STOCK

Number of Authorized and Outstanding Shares. The Company's Articles of Incorporation authorizes the issuance of 75,000,000 shares of Common Stock, $.001 par value per share, of which 6,016,668 post-split adjusted shares were outstanding on April 24, 2009.  On April 20, 2009 the Company’s Board of Directors have authorized an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 225,000,000 and concurrently affecting a three for one (3:1) forward-split of the Registrant’s issued and outstanding shares of Common Stock.

Voting Rights. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all stockholders.

Other. No shareholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by the Company, and no shareholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of the Company's common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, the Company's shareholders of common stock are entitled to dividends when, as and if declared by the Board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. The Company does not anticipate declaring or paying any cash dividends on the common stock in the foreseeable future.

Preferred Stock

The proposed amendment to the Company's Articles of Incorporation authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $0.001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Transfer Agent

Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent for its Common Stock is Island Stock Transfer, 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701, Telephone (727) 289-0010.

Penny Stock

The Commission has adopted rules that define a “penny stock” as equity securities under $5.00 per share which are not listed for trading on Nasdaq (unless the issuer (i) has a net worth of $2,000,000 if in business for more than three years or $5,000,000 if in business for less than three years or (ii) has had average annual revenue of $6,000,000 for the prior three years). The Company's securities are characterized as penny stock, and therefore broker-dealers dealings in the securities are subject to the disclosure rules of transactions involving penny stock which require the broker-dealer, among other things, to (i) determine the suitability of purchasers of the securities and obtain the written consent of purchasers to purchase such securities and (ii) disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealer last purchased or sold the securities. The additional requirements imposed upon broker-dealers discourage them from engaging in transactions in penny stocks, which reduces the liquidity of the Company's securities. The Company's common stock is currently quoted on the OTC Bulletin Board under the symbol SPEV.OB.

PART II.

1. MARKET INFORMATION

Currently the Company’s common shares are listed on the Over-the-Counter Bulletin Board (OTCBB) under the ticker symbol “SPEV”.  However, as of the date of this report there have been no trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  If a market does not develop then investors would be unable to sell any of the Company’s common stock likely resulting in a complete loss of any funds therein invested.

Since our inception, we have not paid any dividends on our Common Stock, and we do not anticipate that we will pay any dividends in the foreseeable future. We intend to retain any future earnings for use in our business.  At April 20, 2009, we had approximately 52 shareholders of record.

2. LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

No director, officer, or affiliate of the Company and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

3. CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

4.  RECENT ISSUANCES OF UNREGISTERED SECURITIES BY THE REGISTRANT

Since inception of the Company in November 29, 2006, we have sold unregistered securities to the following shareholders.

On December 11, 2006 we issued 9,000,000 shares of Common  Stock to Carlo Giusto, who at the time was the Registrant’s sole officer and director in exchange of  the payment of $9,000, or $0.001 per share.

On April 20, 2009, the Registrant authorized the issuance of 5,333,334 shares in connection with the execution of a Share Exchange Agreement with the equity-holders of APlus International, Ltd. (the “Exchange”)and the issuance of 111,667 shares of Common Stock for services rendered to a finder in connection with the Exchange

On April 22, 2009 the Registrant entered into a Financial Advisory Agreement with Unise Investment Corp. to provide financial consulting services in consideration for 111,667 shares of Common Stock.

On April 23, 2009, the Registrant sold warrants exercisable into 200,000 shares of Common Stock at the exercise price of $0.65 per share and expiring in 6 months, warrants exercisable into 500,000 shares of Common Stock at the exercise price of $1.00 per share and expiring in 2 years and warrants exercisable into 800,000 shares of Common Stock at the exercise price of $1.50 per share and expiring in 2 years.

Except as noted above, the sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and rules promulgated thereunder. In addition, we believe that the 8% Promissory Note is commercial paper and is exempt from the registration requirements of the Securities Act under Section 3(a)3 thereof. Each of the above-referenced investors in our stock represented to us in connection with their investment that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

5. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to our certificate of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

See “Information Required Pursuant to Form 10-SB” II(3) “Changes In and Disagreements with Accountants,” which discussion is incorporated herein by reference.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Please see the discussion of “Closing of Exchange” and “Recent Financings” in Item 2.01, which discussion is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 20, 2009, Mr. Adam Borges Dos Santos resigned from his role as the Registrant’s sole principal officer and director. Yao-Ting (Curtis) Su was elected as the Registrant’s Chairman. Chao-Wu (Mike) Chou was elected as Chief Executive Officer and Director, and Hui-Yu (Rachel) Che was elected as Chief Financial Officer and Director.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 20, 2009, the shareholders of the Registrant authorized an amendment to the Registrant’s Articles of Incorporation to change the name of the corporation to Xodtec Group USA, Inc. and to increase the Registrant’s authorized capital stock to 235,000,000 shares of which 225,000,000 will be common stock, par value $0.001 per share and 10,000,000 shares will be “blank check” preferred stock, par value $0.001 per share.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, we ceased being a shell company (as defined in Rule 12b-2 under the Exchange Act of 1934, as amended) upon completion of the Exchange.

PART III.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial statements: As a result of the Exchange described in Item 2.01, the registrant is filing the audited financial statement information of APlus International, Ltd.’s principal operating subsidiaries, Xodtec Technology Co., Ltd., UP-Tech Technology Co., Ltd. and Targetek Technology Co., Ltd. as Exhibits 99.1, 99.2 and 99.3 to this current report.

  (b) Pro forma financial information: The unaudited pro forma consolidated financial information regarding the registrant and APlus International, Ltd. is attached to this current report as Exhibit 99.4.

  (c) Shell company transactions: Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

  (d) Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Share Exchange, by and among Sparking Events, Inc., APlus International, Ltd., and the Shareholders of APlus International, Ltd. dated as of December 6, 2007.

3.1	Amended Articles of Incorporation of Sparking Events, Inc.

3.2	Articles of Organization of APlus International, Ltd.

3.3	Operating Agreement of APlus International, Ltd. dated April 1, 2009

4.1	Form of Warrant

4.2	Registration Rights Agreement

10.1	Employment Agreement between Sparking Events, Inc. and Yao-Ting Su dated April 23, 2009.

10.2	Employment Agreement between Sparking Events, Inc. and Chao-Wu Chou dated April 23, 2009.

10.3	Employment Agreement between Sparking Events, Inc. and Hui-Yu Che

10.4	Securities Exchange Agreement between APlus International, Ltd. and. Xodtec Technology Co., Ltd. dated April 1, 2009

10.5	Securities Exchange Agreement between APlus International, Ltd. and Targetek Technology Co., Ltd. dated April 1, 2009

10.6	Securities Exchange Agreement between APlus International, Ltd. and UP Technology Co., Ltd. dated April 1, 2009

10.7	Agent Sales Contract between UP-Technology Co., Ltd. and Anteya Technology Corporation

10.8	Service Agreement between Targetek Co., Ltd. and Welocalize Inc. dated October 20, 2007

10.9	Engagement Agreement between APlus International, Ltd. and Dragonfly Capital LLC dated April 8, 2009

10.10	Financial Advisory Agreement between Sparking Events, Inc. and Unise Investment Corp. dated April 22, 2009

23.1	Consent from Brock, Schechter & Polakoff, LLP

99.1	Audited financial statements of Xodtec Technology Co., Ltd. for the period ended December 31, 2008.

99.2	Audited financial statements of UP-Tech Technology Co., Ltd. for the period ended December 31, 2008.

99.3	Audited financial statements of Targetek Technology Co., Ltd. for the period ended December 31, 2008.

99.4	Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPARKING EVENTS, INC.

Date: April 24, 2009	/s/ Chao-Wu Chou

By: Chao-Wu Chou, Chief Executive Officer